Report of Independent Registered Public Accounting
Firm


To the Board of Trustees and
Shareholders of   Franklin
Templeton Fund Allocator Series

In planning and performing our audits of the financial statements of Franklin Templeton Corefolio Allocation Fund, Franklin Templeton Founding Funds Allocation Fund, Franklin Templeton Conservative Target Fund, Franklin Templeton Moderate Target Fund, Franklin Templeton Growth Target Fund, Franklin Templeton Perspectives Allocation Fund, Franklin Templeton 2015 Retirement Target Fund, Franklin Templeton 2025 Retirement Target Fund, Franklin Templeton 2035 Retirement Target Fund and Franklin Templeton 2045 Retirement Target Fund (constituting portfolios of Franklin Templeton Fund Allocator Series (the "Funds")) as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our  consideration  of  the Funds' internal  control  over
financial  reporting was for the limited purpose described
in  the first paragraph and would not necessarily disclose
all   deficiencies  in  internal  control  over  financial
reporting  that  might  be  significant  deficiencies   or
material  weaknesses under standards  established  by  the
Public Company Accounting Oversight Board (United States).
However,  we noted no deficiencies in the Funds'  internal
control   over  financial  reporting  and  its  operation,
including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of Franklin
Templeton  Fund  Allocator Series and the  Securities  and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
San Francisco, CA



February 22, 2007